Exhibit 99.3

Risk Factors

We Have Stipulated To Cease And Desist Orders With The OTS. These Orders Will Significantly Restrict Our Operations.  The Failure To Comply With These Orders Can Result In Significant Penalties.

Effective March 31, 2011, the Company, BFS Bancorp, MHC and the Bank, consented to the issuance of Cease and Desist Orders from the OTS.  The Orders provide, among other things, that within specified time frames:

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the Bank must obtain and maintain a Tier 1 Capital Ratio equal to or greater than 10% and a Total Risk-Based Capital Ratio equal to or greater than 15% (the “Minimum Capital Levels”), after the funding of its allowance for loan and lease losses;

•	the Bank must submit for review and approval by the OTS a written capital plan to maintain the Bank’s Minimum Capital Levels;

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the Bank must submit a contingency plan for review and approval by the OTS if it fails to meet the Minimum Capital Levels, or comply with the terms of the capital plan, or is otherwise requested by the OTS to submit the contingency plan, which contingency plan would require the Bank to merge with, or be acquired by another federally insured depository institution or voluntarily liquidate;

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the Bank must submit for review and approval by the OTS an updated business plan to improve the Bank’s core earnings, reduce expenses, maintain appropriate levels of liquidity and achieve profitability on a consistent basis and submit quarterly reports to the OTS regarding compliance with the plan;

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the Bank must revise its current liquidity and funds management policy to include a contingency funding plan that will identify alternative funding sources, establish appropriate lines of credit, and retain investment securities and other liquid assets at the Bank;

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the Bank must submit for review and approval by the OTS an updated written program for identifying, monitoring and controlling risks associated with concentrations of credit and submit quarterly reports to the OTS regarding compliance with the program;

•	the Bank must submit for review and approval by the OTS a plan for enhancing its staffing resources in the loan underwriting/credit administration functions at the Bank;

•	the Bank must submit for review and approval by the OTS an updated plan with specific strategies, targets and timeframes to reduce the Bank’s level of problem assets;

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the Bank may not make, invest in or purchase any new commercial real estate loans, and may not extend, refinance or otherwise modify classified or special mention loans, except under certain conditions;

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the Bank must conduct a review and analysis of the management study performed by the independent consultant and shall prepare and submit to the OTS for its review and approval a written management plan that addresses all of the conclusions and recommendations noted in that management study, including a plan with specific timeframes to obtain at least three new independent directors for its Board and to retain a new Chief Executive Officer;

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the Bank will not be permitted to increase its total assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the prior quarter, without the prior written non-objection of the OTS;

•	the Bank must comply with regulations limiting its ability to accept, renew or roll over brokered deposits;

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the Bank will not be permitted to declare a dividend without the prior written approval of the OTS, and the Company and BFS Bancorp, MHC cannot declare or pay dividends or make any other capital distributions without prior OTS approval;

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the Bank will not be permitted to enter into, renew or modify any contractual arrangement relating to compensation or benefits for any senior executive officers or directors, unless it provides prior written notice of the proposed transaction to the OTS;

•	the Bank must submit for review and approval of the OTS a plan to revise its compensation and remuneration of directors and senior executive officers;

•	the Bank must comply with regulatory prior notification requirements with respect to changes in directors and senior executive officers;

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the Bank must comply with regulatory prior notification requirements before entering into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Bank, or is outside the Bank’s normal course of business;

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the Company and BFS Bancorp, MHC must submit for review and approval by the OTS a written plan to maintain and enhance the capital of the Company, BFS Bancorp, MHC and the Bank, and to ensure that the Bank complies with the capital requirements imposed by its enforcement order with the OTS; and

•	the Company and BFS Bancorp, MHC cannot declare or pay dividends or make any other capital distributions without prior OTS approval.

In the event we are in material non-compliance with the terms of such cease and desist orders, the OTS has the authority to subject us to the terms of a more restrictive enforcement order, to impose civil money penalties on us and our directors and officers, and to remove directors and officers from their positions with the Company and the Bank.

An Inability To Improve Our Regulatory Capital Position Could Adversely Affect Our Operations.

At March 31, 2011, the Bank was classified as “adequately capitalized,” and not “well capitalized.”  This further restricts our operations beyond restrictions that have been imposed by the cease and desist orders.  As a result of our capital levels: (i) our loans to one borrower limit has been reduced, which affects the size of the loans that we can originate and also requires us to sell, participate, or refuse to renew loans that exceed our lower loans to one borrower limit, both of which could negatively impact our earnings; (ii) we cannot renew or accept brokered deposits without prior regulatory approval; (iii) we must obtain prior regulatory approval to undertake any branch expansion activities; and (iv) we will pay higher insurance premiums to the Federal Deposit Insurance Corporation, which will reduce our earnings. We may not be able to raise additional capital or reduce the Bank’s assets on favorable terms.  In addition, equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We Experienced An Operating Loss During The Year Ended September 30, 2010 And We May Not Return To Profitability In The Future.

We experienced a net loss of $38.9 million for the year ended September 30, 2010.  The loss was caused primarily by a significant increase in non-performing assets, which necessitated a provision for loan losses of $42.7 million, compared to a provision of $8.5 million for the year ended September 30, 2009.  We charged off $35.5 million of loans during fiscal 2010 (compared to none during fiscal 2009), and non-accrual loans (generally loans 90 days or more past due in principal or interest payments) increased to $71.9 million, or 18.5% of total loans at September 30, 2010, compared to $22.1 million, or 5.1% of total loans at September 30, 2009.  In addition, we recognized $11.6 million of other-than-temporary impairment losses on securities during the year ended September 30, 2010, compared to $9.0 million of such losses during the year ended September 30, 2009 (of which $2.9 million was recognized as expenses).  We may not be able to generate net income or achieve profitability in the future.

We have had material weaknesses in our internal control over financial reporting that have required remediation.  If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent or detect fraud.

Management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U. S. generally accepted accounting principles.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent or detect fraud.  Any inability to provide reliable financial reports or prevent or detect fraud could harm our business.  In the second quarter of fiscal year 2010 and as of the end of fiscal year 2010, certain material weaknesses were identified in our internal control over financial reporting related to our determination of our allowance for loan losses, which we have endeavored to remediate.  We are continuing to evaluate and, where appropriate, enhance our policies, procedures and internal controls.  However, we may in the future discover additional areas of our internal controls that need improvement or that constitute deficiencies or material weaknesses.  Our failure to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, could result in material misstatements in our financial statements or failure to prevent or detect fraud.  We may be required to incur significant costs in the future to remediate any additional inadequacies or material weaknesses in our internal controls, which could materially adversely impact our results of operations.

Our Commercial Real Estate, Multi-Family, Construction and Land Loan Portfolios Have Increased, Increasing the Risk that Some of Our Loans Will Not Be Paid.

Our lending in commercial real estate, construction and land has expanded during the previous five years.  Lending in these sectors has increased as a percentage of our total loan portfolio from 47.3% at September 30, 2006 to 64.2% at September 30, 2010.  Lending in these sectors generally exposes a lender to greater credit risk than loans secured by residential lending.  At September 30, 2010, we had forty one loans for an aggregate of $47.9 million in non-performing status compared to nine loans for an aggregate of $22.1 million in non-performing status at September 30, 2009.  In addition, our multi-family, commercial real estate and construction loan portfolio is not as seasoned as the loan portfolio of some of our competitors.  If the local real estate market or economy continues to weaken, we may continue to experience higher levels of non-performing loans.  The Bank agreed with the OTS that the Bank will not originate any commercial real estate loans without prior OTS approval.

We May Experience Increased Costs Of Liquidity In Future Periods As A Result Of Our Current Financial Condition.

In recent periods, we have experienced an increase in non-performing assets, an increase in our allowance for loan losses and an increase in competition in our primary market area, as well as a decrease in interest rates. As a result of our recent financial condition, the Federal Home Loan Bank of New York has decided not to provide us additional advances. Additionally, as a result of  the cease and desist orders minimum capital levels requirement the Bank may not accept brokered deposits without prior regulatory approval. Collectively, these factors reduce our liquidity and require us to seek alternative sources of liquidity to fund our operations and, in particular, the origination of new loans, the support of our continued growth and other strategic initiatives. Historically, we have had access to a number of alternative sources of liquidity, but given our financial performance and the recent downturn in the credit and liquidity markets, there is no assurance that we will have access to funding sources or whether terms will be favorable to us.  If our funding costs increase, this will impede our growth and will have an adverse effect on our business, financial condition and results of operations.

If Our Non-Performing Loans And Other Non-Performing Assets Increase, Our Earnings Will Decrease.

At September 30, 2010, our non-performing assets (which consist of non-accrual loans and loans 90 days or more delinquent) totaled $86.2 million, which is an increase of $64.1 million over our non-performing assets at September 30, 2009.  Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans, and we must establish reserves for probable losses on non-performing loans.  These reserves are established through a current period charge to income in the provision for loan losses. There are also legal fees associated with the resolution of problem assets. Additionally, our real estate owned results in carrying costs such as taxes, insurance and maintenance fees. Further, the resolution of non-performing assets requires the active involvement of management, which can distract us from the overall supervision of operations and other income-producing activities of the Bank. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly, which is effected by recording a provision for loan losses.

If Economic Conditions Continue to Deteriorate, Particularly in the Metropolitan New York Area, Our Results of Operations and Financial Condition Will Continue to Be Adversely Affected as Borrowers’ Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.

Our financial results have been and will continue to be adversely affected by changes in prevailing economic conditions, particularly in the metropolitan New York area, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the Federal government and other significant external events.  At September 30, 2010, loans secured by real estate represented nearly all of our total loans, with substantially all of these loans being made in the New York metropolitan area.  Decreases in local real estate values would continue to adversely affect the value of property used as collateral for our loans.  Adverse changes in the economy also may have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

The Current Economic Downturn Coupled With Turmoil and Uncertainty in the Financial Markets May Adversely Impact Our Earnings and Our Ability to Successfully Execute Our Business Plan.

The current economic downturn may adversely impact the financial condition of the households and businesses comprising our loan customers.  Such a deteriorating financial condition could arise from loss of employment or business revenue exacerbated by a reduction in the value of real estate collateralizing our customers’ loans.  As a consequence, we may continue to experience an increase in nonperforming loans that will negatively impact earnings through reduced collections of interest income coupled with possible increases in the provision for loan losses and associated charge offs.  Additionally, our ability to originate new loans in accordance with our business plan goals and objectives may be diminished as a result of these same factors.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions.  If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance.  Material additions to our allowance would materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities might have a material adverse effect on our financial condition and results of operations.

We Are Subject to the Risk of Additional Impairment Charges Relating to Our Securities Portfolio.

The value of our investment portfolio has been adversely affected by the unfavorable conditions of the capital markets in general as well as declines in values of the securities we hold.  We have taken an aggregate of $11.6 million in charges against earnings since October 1, 2009 for impairments to the value of securities that we have concluded were “other than temporary.”  There may be additional material impairment charges that could have a material adverse effect on our financial condition and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act Will, Among Other Things, Tighten Capital Standards, Create A New Consumer Financial Protection Bureau And Result In New Laws And Regulations That Are Expected To Increase Our Costs Of Operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will significantly change the current bank regulatory structure and affect the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Certain provisions of the Dodd-Frank Act are expected to have a near term effect on us. For example, the new law provides that the supervisory and rulemaking functions of the OTS, which is the current primary federal regulator for the Company and the Bank, will formally be transferred to other banking agencies on July 21, 2011, unless extended by up to six months by the Secretary of the Treasury.  The Office of the Comptroller of the Currency, which is currently the primary federal regulator for national banks, will become the primary federal regulator for federal savings associations including the Bank. Moreover, the Board of Governors of the Federal Reserve System will supervise and regulate all savings and loan holding companies that were formerly regulated by the OTS, including the Company and BFS Bancorp, MHC.

Also effective by July 21, 2011, is a provision of the Dodd-Frank Act that eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse effect on our interest expense.

The Dodd-Frank Act creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators.  The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense.

Recently enacted legislation may not result in stabilization of the U.S. financial system, which could have a material adverse effect on our business and various aspects of our financial results.

In recent years, the U.S. Congress and the Obama Administration have taken actions that were intended to help stabilize and provide liquidity to the financial system.  There can be no assurance, however, as to the actual impact that the various legislative actions taken by Congress or any governmental programs will have on the financial markets.  The failure of the legislation or programs to serve their intended purposes, or the worsening of the current financial market conditions, could have a material adverse effect on our business, our financial condition, the results of our operations, our access to credit or the trading price of our common stock as well as the financial condition of our customers.  It could also result in declines in our investment portfolio which could be “other-than-temporary impairments.”

We operate in a highly regulated environment, and changes in laws and regulations to which we are subject may adversely affect our results of operations.

We are subject to extensive regulation, supervision and examination by the OTS, as the current primary regulator of BFS Bancorp, MHC, the Company and the Bank, and by the FDIC as the insurer of the Bank’s deposits up to certain limits.  (As noted above, BFS Bancorp, MHC, the Company and Bank will be transitioning to the jurisdiction of new primary federal regulators in July 2011 as a result of the Dodd-Frank Act.)  We also belong to the FHLB System and, as a member of such system, we are subject to certain limited regulations promulgated by the FHLB of New York. This regulation and supervision limits the activities in which we may engage. The purpose of regulation and supervision is primarily to protect our depositors and borrowers and, in the case of FDIC regulation, the FDIC’s insurance fund. Regulatory authorities have extensive discretion in the exercise of their supervisory and enforcement powers. They may, among other things, impose restrictions on the operation of a banking institution, the classification of assets by such institution and such institution’s allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, and the Real Estate Settlement Procedures Act. Any change in the laws or regulations applicable to us, or in a banking regulator’s supervisory policies or examination procedures, whether by our primary federal banking regulator, the FDIC, other state or federal regulators, the U.S. Congress or the New York legislature, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions.  Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships.  As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions.  Many of these transactions expose us to credit risk in the event of default of our counterparty or client.  In addition, our credit risk may be exacerbated when the collateral held by us cannot be relied upon or is liquidated at prices not sufficient to recover the full amount of the financial instrument exposure.  There is no assurance that any such losses would not materially and adversely affect our results of operations.

The results of our operations may be adversely affected if asset valuations cause additional other-than-temporary impairment charges.

We may be required to record future impairment charges on our investment securities if they suffer declines in value that are considered other-than-temporary. Numerous factors, including lack of liquidity for re-sales of certain investment securities, absence of reliable pricing information for investment securities, adverse changes in business climate, adverse actions by regulators, or unanticipated changes in the competitive environment could have a negative effect on the Company’s investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of the Bank to upstream dividends to the Company, which could have a material adverse effect on the Company’s liquidity and its ability to pay dividends to shareholders and could also negatively impact its regulatory capital ratios.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our profitability, like that of most financial institutions, depends substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. In addition, as market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits, which could result in a decrease in our net interest income.

We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities.

Competition in our primary market area may reduce our ability to attract and retain deposits and originate loans.

We operate in a competitive market for both attracting deposits, which is our primary source of funds, and originating loans. Historically, our most direct competition for savings deposits has come from credit unions, community banks, large commercial banks and thrift institutions in our primary market area. Particularly in times of extremely low or extremely high interest rates, we have faced additional significant competition for investors’ funds from brokerage firms and other firms’ short-term money market securities and corporate and government securities. Our competition for loans comes principally from mortgage brokers, commercial banks, other thrift institutions, and insurance companies. Such competition for the origination of loans may limit our future growth and earnings prospects. Competition for loan originations and deposits may limit our future growth and earnings prospects.

If external funds were not available, this could adversely impact our growth and prospects.

We rely on retail deposits, the amortization and prepayment of loans, the maturity and calls of investment securities, our operations and advances from the FHLB of New York to fund our operations. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future if, among other things, our results of operations or financial condition or the results of operations or financial condition of the FHLB of New York or market conditions were to change. In addition, certain Federal Home Loan Banks have experienced lower earnings from time to time and paid out lower dividends to its members. Future problems at the Federal Home Loan Banks may impact the collateral necessary to secure borrowings and limit the borrowings extended to its member banks, require additional capital contributions by its member banks, and reduce or eliminate the dividends paid by the FHLB of New York. Should this occur, we could have difficulty meeting our short term liquidity needs and the Bank’s net interest income could be affected.  In addition, future problems at the Federal Home Loan Banks could also cause the value of the equity investment we have in the stock of FHLB of New York to decline or become impaired.  In addition, if we fall below the FDIC’s thresholds to be considered “well capitalized” we will be unable to continue with uninterrupted access to the brokered funds markets.

We may not be able to pay dividends in the future in accordance with past practice as our ability to pay dividends in the future is subject to regulatory approval.

Our ability to pay dividends to our stockholders is primarily dependent on the Bank’s earnings.  The payment of dividends also is subject to legal and regulatory restrictions. Any payment of dividends in the future will depend, in large part, on the Bank’s earnings, capital requirements, financial condition and other factors considered relevant by the Company’s board of directors.  Moreover, in connection with the Cease and Desist Orders to which BFS Bancorp, MHC, the Company and Bank are currently subject, any payment of dividends or other capital distributions is subject to the prior written non-objection of the OTS Regional Director.